Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES SECOND QUARTER 2019 RESULTS

FORT WORTH, TEXAS, July 25, 2019…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2019 financial results.

Highlights –

•	In July, sold 2% overriding royalty in southwest Pennsylvania leases for gross proceeds of $600 million
•	Sold non-producing acreage in Pennsylvania for gross proceeds of $34 million
•	Cash unit costs of $2.08 per mcfe, an improvement of 5% since year-end 2018
•	Production averaged 2,287 Mmcfe per day, despite unplanned third-party downtime
•	Southwest Pennsylvania production increased 12% over the prior-year period to 1,958 Mmcfe per day
•	Natural gas differentials, including basis hedging, averaged $0.24 per mcf below NYMEX
•	Natural gas, NGLs and oil price realizations before NYMEX hedging averaged $2.71 per mcfe, a $0.07 premium to NYMEX natural gas

Commenting on the quarter, Jeff Ventura, the Company’s CEO and President said, “In the first half of 2019, Range delivered on key strategic initiatives: generating free cash flow, improving our cost structure and efficiently executing our operational plans safely and within budget.  At the same time, we have been successful in generating nearly $1 billion in asset sale proceeds over the last year while impacting annual cash flow by less than 4%.  The recent royalty sales significantly de-risk our capital plans and highlight the substantial value of our assets. Range remains well positioned for the current commodity cycle with low maintenance capital, flexibility on capital allocation and a competitive cost structure. As we continue to make progress on improving the balance sheet, we believe these competitive advantages will begin to be reflected in the market.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Second Quarter 2019

GAAP revenues for second quarter 2019 totaled $851 million (a 30% increase compared to second quarter 2018), GAAP net cash provided from operating activities (including changes in working capital) was $185 million, compared to $175 million in second quarter 2018, and GAAP earnings were $115.2 million ($0.46 per diluted share) versus a loss of $79.8 million ($0.32 per diluted share) in the prior-year second quarter.  Second quarter earnings results include a $195 million derivative gain due to decreases in commodity prices compared to a $103 million derivative loss in the prior-year second quarter and a $5.9 million gain related to asset sales compared to a $0.2 million gain in the prior-year second quarter.

Non-GAAP revenues for second quarter 2019 totaled $690 million, a decrease of 7% compared to second quarter 2018, and cash flow from operations before changes in working capital, a non-GAAP measure, was $156 million, compared to $237 million in second quarter 2018.  Adjusted net income comparable to analysts’ estimates, a non-

GAAP measure, was $3.8 million ($0.02 per diluted share) in second quarter 2019, compared to $50.3 million ($0.20 per diluted share) in the prior-year second quarter.

The following table details Range’s average production and realized pricing for second quarter 2019:

Net Production
Natural Gas (Mmcf/d)	Oil (Bbl/d)	NGLs (Bbl/d)	Natural Gas Equivalent (Mmcfe/d)

1,573	10,795	108,212	2,287

	Realized Pricing*
	Natural Gas ($/Mcf)	Oil ($/Bbl)	NGLs ($/Bbl)	Natural Gas Equivalent ($/Mcfe)

Average NYMEX price	$2.64	$60.25
Differential, including basis hedging	(0.24)	(6.37)
Realized prices before NYMEX hedges	2.40	53.88	$16.96	$2.71
Settled NYMEX hedges	0.14	(2.86)	1.62	0.16
Average realized prices after hedges	$2.54	$51.02	$18.58	$2.87

*May not add due to rounding

Second quarter 2019 natural gas, NGLs and oil price realizations (including the impact of derivative settlements which correspond to analysts’ estimates) averaged $2.87 per mcfe.  Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•

The average natural gas price, including the impact of basis hedging, was $2.40 per mcf, or $0.24 per mcf below NYMEX.  Range expects full year 2019 differentials to average between $0.15 and $0.20 below NYMEX.

•

Crude oil and condensate price realizations, before realized hedges, averaged $53.88 per barrel, or $6.37 below West Texas Intermediate (WTI).  Hedging decreased price by $2.86 per barrel.  Range expects full year oil and condensate pricing to average between $6 and $8 below WTI.

•

Pre-hedge NGL realizations were $16.96 per barrel.  Price realizations including hedges were $18.58 per barrel.  Range expects full year 2019 NGL prices to average approximately $1.25 per barrel below the Mont Belvieu weighted equivalent, as shown on Supplemental Table 9 on the Company’s website.  Range expects to maintain a similar differential to Mont Belvieu for the balance of 2019 as a result of access to international markets and a diversified portfolio of ethane contracts.

Unit Costs

The following table details Range’s unit cost trend since year-end 2018(a):

Expenses	2Q 2019 ($/Mcfe)	1Q 2019 ($/Mcfe)	4Q 2018 ($/Mcfe)

Direct operating(a)	$0.16	$0.16	$0.18
Transportation, gathering, processing and compression	1.45	1.49	1.51
Production and ad valorem taxes	0.05	0.06	0.08
General and administrative(a)	0.18	0.18	0.16
Interest expense(a)	0.24	0.25	0.25
Total cash unit costs(b)	2.08	2.13	2.18
Depletion, depreciation and amortization (DD&A)	0.68	0.68	0.75
Total cash unit costs plus DD&A(b)	$2.76	$2.82	$2.93

(a)	Excludes stock-based compensation, legal settlements, rig release penalties, termination costs and amortization of deferred financing costs.
(b)	May not add due to rounding.

Second quarter 2019 cash unit costs totaled $2.08 per mcfe, an improvement of $0.10 per mcfe compared to fourth quarter of 2018.  This improvement was primarily driven by lower transportation, gathering, processing and compression (GP&T), direct operating and production tax expense per mcfe. Range expects an additional 5% reduction in cash unit costs by year-end 2019, primarily driven by additional improvements in GP&T and interest expense per mcfe. In total, approximately two-thirds of the targeted unit cost improvements outlined in the five-year outlook are expected to be achieved by year-end 2019. Range anticipates further unit cost improvement in 2020 and beyond to be driven by lower GP&T, interest, and cash G&A per mcfe.

Capital Expenditures

Second quarter 2019 drilling and completion expenditures were $183 million.  In addition, during the quarter, $8 million was spent on acreage purchases and $1 million on gathering systems.  Total capital expenditures during the first half of 2019 were $418 million, or 55% of the annual budget.  Range remains on target with its $756 million total capital budget for 2019, which is expected to be funded within cash flows, excluding asset sale proceeds.

Asset Sale

In July, Range sold a 2% proportionately reduced overriding royalty interest in 350,000 net surface acres in southwest Appalachia for gross proceeds totaling $600 million.  The royalty sales were effective as of March 1, 2019, and apply to existing and future Marcellus, Utica and Upper Devonian development on the subject leases. Starting in the third quarter, the impact of sold production associated with the royalty sales is expected to be approximately 50 Mmcfe per day.

During the second quarter, Range also completed the sale of certain non-producing acreage in Pennsylvania for gross proceeds of $34 million. The properties sold included approximately 20,000 acres in northwest Armstrong County.

The combined gross proceeds of $634 million will be used to repay amounts outstanding under the Company’s revolving credit facility, reducing total debt by approximately 17%.   Annual interest expense is expected to decline by approximately $30 million, offsetting a significant amount of the cash flow reduction associated with the asset sales.  Sale processes to monetize additional non-core assets remain underway.

Operational Discussion

The table below summarizes estimated activity for 2019 regarding the number of wells to sales for each area.

	Wells TIL 1Q 2019	Wells TIL 2Q 2019	Calendar 2019 Planned TIL	Remaining 2H 2019
SW PA Super-Rich	3	8	14	3
SW PA Wet	0	8	41	33
SW PA Dry	20	0	33	13
Total Appalachia	23	16	88	49

Total N. LA.	3	2	8	3
Total	26	18	96	52

Appalachia Division

Production for second quarter 2019 averaged approximately 2,062 net Mmcfe per day from the Appalachia division, a 10% increase over the prior-year second quarter.  During the quarter, Range was impacted by unplanned downtime at a MarkWest facility that impacted second quarter production.  The operational issues were caused by a temporary electrical outage that has since been resolved.  Despite the third-party interruption, the southwest area of the division averaged 1,958 net Mmcfe per day during second quarter 2019, a 12% increase over second quarter 2018.  The northeast Marcellus properties averaged 104 net Mmcf per day inclusive of approximately 16 net Mmcf per day of legacy acreage production during second quarter 2019.

North Louisiana

Production for second quarter 2019 averaged approximately 225 net Mmcfe per day.  The division brought on line two wells during the quarter and expects to bring on line three additional wells during the remainder of the year.

Marketing and Transportation

NGL pricing has experienced significant volatility over the past several quarters, disconnecting from historical relationships to WTI.  To aid investors, Range has included a Supplemental Table on the Company website, that calculates an expectation of next quarter’s NGL price based on recent pricing.  The supplemental table is expected to be updated with each quarterly earnings release.

The Mariner East 1 pipeline was returned to service in late April, allowing Range to resume exports of 20,000 barrels per day of ethane and 20,000 barrels per day of propane.  During the quarter, Range transported additional propane and butane to Marcus Hook for subsequent waterborne exports using available pipeline and rail capacity.  Recently, the international arbs for LPG (propane and butane) expanded to the highest levels in five years on very strong international demand.  Curtailments in supply from various international regions resulted in US export terminals running at or near maximum capacity during the quarter.  This set of market dynamics resulted in strong premiums on exported barrels relative to domestic market sales.

The startup of Mariner East 2 at the end of 2018 has improved Northeast supply-demand fundamentals for propane and butane.  The project exports approximately 165,000 barrels per day, which represent 60% of Northeast field production, allowing LPG to reach international markets instead of building in local storage.  As of mid-July, propane stocks in the Northeast are 13% below this time last year. This has resulted in a stronger regional price relative to the Mont Belvieu index versus the same time last year.  Coupled with the strong netbacks on exports, this resulted in Range’s NGL price differential to Mont Belvieu narrowing to its best levels to date in the second quarter.

Also, during the quarter, three new natural gas liquefaction terminals started their commissioning process with daily demand reaching over 6 Bcf per day and set to grow to 10 Bcf per day in 2020.  Range currently has agreements to supply a combined 440 Mmcf per day to five different liquefaction facilities by utilizing existing infrastructure and production. Additionally, Range is in discussions with the next wave of LNG projects seeking to secure long-term supply to support the development of incremental export capacity.  Coupled with the existing liquefaction terminals already on-line, Range expects LNG feedstock demand to grow to approximately 18 Bcf per day by 2024.

Guidance – 2019

Production per day Guidance

Production for third quarter 2019 is expected to be ~2.25 – 2.26 Bcfe per day, which excludes approximately 50 Mmcfe per day from asset sales. Production for the full year 2019 is expected to be ~2.3 Bcfe per day, which is in line with prior guidance after adjusting for asset sales.

3Q 2019 Expense Guidance

Direct operating expense:	$0.16 − $0.17 per mcfe
Transportation, gathering, processing and compression expense:	$1.45− $1.48 per mcfe
Production tax expense:	$0.04 − $0.06 per mcfe
Exploration expense:	$7.0 − $9.0 million
Unproved property impairment expense:	$15.0 − $18.0 million
G&A expense:	$0.18 − $0.20 per mcfe
Interest expense:	$0.20 − $0.22 per mcfe
DD&A expense:	$0.68 − $0.72 per mcfe
Net brokered gas marketing expense:	~$6.0 million

3Q 2019 Natural Gas Price Differentials (including basis hedging):                   NYMEX minus $0.29

Full Year 2019 Price Guidance

Based on current market indications, Range expects to average the following pre-hedge differentials for calendar 2019 production.

FY 2019 Guidance
Natural Gas:	NYMEX minus $0.15 to $0.20
Natural Gas Liquids: (1)	Mont Belvieu minus $1.20 to $1.30 per barrel
Oil/Condensate:	WTI minus $6.00 to $8.00

(1)	Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a more flexible financial position. Range currently has over 80% of its expected second half 2019 natural gas production hedged at a weighted average floor price of $2.81 per Mmbtu.  Similarly, Range has hedged over 80% of its second half 2019 projected crude oil production at an average floor price of $56.62.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other basis differentials to limit volatility between NYMEX and regional prices.  The fair value of the basis hedges was a loss of $2.0 million as of June 30, 2019.  The Company also has propane basis swap contracts which lock in the differential between Mont Belvieu and international propane indices.  The fair value of these contracts was a loss of $1.8 million on June 30, 2019.

Conference Call Information

A conference call to review the financial results is scheduled on Friday, July 26 at 9:00 a.m. ET.  To participate in the call, please dial 866-900-7525 and provide conference code 5476872 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 26, 2019.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent oil and natural gas producer with operations focused in stacked-pay projects in the Appalachian Basin and North Louisiana. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this news release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2019-14

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Michael Freeman, Director – Investor Relations & Hedging

817-869-4264

mfreeman@rangeresources.com

John Durham, Senior Financial Analyst

817-869-1538

jdurham@rangeresources.com

Media Contact:

Mark Windle, Manager of Corporate Communications

724-873-3223

mwindle@rangeresources.com

www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	%	2019	2018	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$563,579	$661,390		$1,235,233	$1,358,019
Derivative fair value income/(loss)	195,245	(103,290)		133,514	(117,299)
Brokered natural gas, marketing and other (b)	91,940	97,908		230,083	157,663
ARO settlement gain (loss) (b)	—	(12)		—	(12)
Other (b)	665	188		736	412
Total revenues and other income	851,429	656,184	30%	1,599,566	1,398,783	14%

Costs and expenses:
Direct operating	33,432	34,549		66,068	72,080
Direct operating – non-cash stock-based compensation (c)	549	539		1,140	1,130
Transportation, gathering, processing and compression	301,219	269,910		603,874	514,538
Production and ad valorem taxes	9,889	10,140		21,199	20,066
Brokered natural gas and marketing	100,564	102,434		232,421	157,743
Brokered natural gas and marketing – non-cash stock-based compensation (c)	553	313		1,001	598
Exploration	7,721	7,128		15,444	14,096
Exploration – non-cash stock-based compensation (c)	388	371		876	1,122
Abandonment and impairment of unproved properties	12,770	54,922		25,429	66,695
General and administrative	38,505	39,114		74,799	83,443
General and administrative – non-cash stock-based compensation (c)	9,500	8,814		19,138	32,725
General and administrative – lawsuit settlements	1,190	1,155		1,896	1,332
General and administrative – rig release penalty	1,436	—		1,436	—
General and administrative – bad debt expense	—	(1,500)		—	(1,500)
Termination costs	2,180	—		2,180	(37)
Termination costs – non-cash stock-based compensation (c)	26	—		26	—
Deferred compensation plan (d)	(11,142)	6,615		(7,561)	(782)
Interest expense	49,922	52,137		99,671	102,670
Interest expense – amortization of deferred financing costs (e)	1,805	1,725		3,593	3,577
Depletion, depreciation and amortization	141,505	161,026		280,223	323,292
Impairment of proved properties	—	15,302		—	22,614
Gain on sale of assets	(5,867)	(156)		(5,678)	(179)
Total costs and expenses	696,145	764,538	-9%	1,437,175	1,415,223	2%

Income (loss) before income taxes	155,284	(108,354)	243%	162,391	(16,440)	1088%

Income tax expense (benefit):
Current	—	—		—	—
Deferred	40,099	(28,518)		45,787	14,158
	40,099	(28,518)		45,787	14,158

Net income (loss)	$115,185	$(79,836)	244%	$116,604	$(30,598)	481%

Net Income (Loss) Per Common Share:
Basic	$0.46	$(0.32)		$0.46	$(0.13)
Diluted	$0.46	$(0.32)		$0.46	$(0.13)

Weighted average common shares outstanding, as reported:
Basic	247,770	245,880	1%	247,773	245,795	1%
Diluted	248,436	245,880	1%	249,042	245,795	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	June 30,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Assets
Current assets	$316,508	$514,232
Derivative assets	163,136	92,795
Natural gas and oil properties, successful efforts method	9,120,677	9,023,185
Transportation and field assets	7,343	9,776
Operating lease right-of-use assets	48,893	—
Other	71,751	68,166
	$9,728,308	$9,708,154

Liabilities and Stockholders’ Equity
Current liabilities	$606,849	$745,182
Asset retirement obligations	5,485	5,485
Derivative liabilities	1,297	4,144

Bank debt	885,286	932,018
Senior notes	2,858,445	2,856,166
Senior subordinated notes	48,724	48,677
Total debt	3,792,455	3,836,861

Deferred tax liability	712,495	666,668
Derivative liabilities	1,478	3,462
Deferred compensation liability	62,431	67,542
Asset retirement obligations and other liabilities	363,565	319,379

Common stock and retained earnings	4,183,182	4,060,480
Other comprehensive loss	(538)	(658)
Common stock held in treasury stock	(391)	(391)
Total stockholders’ equity	4,182,253	4,059,431
	$9,728,308	$9,708,154

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	%	2019	2018	%

Total revenues and other income, as reported	$851,429	$656,184	30%	$1,599,566	$1,398,783	14%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(161,738)	89,015		(75,173)	111,949
ARO settlement loss (gain)	—	12		—	12
Total revenues, as adjusted, non-GAAP	$689,691	$745,211	-7%	$1,524,393	$1,510,744	1%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$115,185	$(79,836)	$116,604	$(30,598)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	40,099	(28,518)	45,787	14,158
Depletion, depreciation, amortization and impairment	141,505	176,328	280,223	345,906
Exploration dry hole costs	—	—	—	2
Abandonment and impairment of unproved properties	12,770	54,922	25,429	66,695
Derivative fair value (income) loss	(195,245)	103,290	(133,514)	117,299
Cash settlements on derivative financial instruments that do not qualify for hedge accounting	33,507	(14,275)	58,341	(5,350)
Allowance for bad debts	—	(1,500)	—	(1,500)
Amortization of deferred issuance costs, loss on extinguishment of debt, and other	1,436	1,064	3,243	2,376
Deferred and stock-based compensation	(385)	15,640	13,727	34,167
Gain on sale of assets and other	(5,867)	(156)	(5,678)	(179)

Changes in working capital:
Accounts receivable	67,422	(68,338)	201,428	(14,425)
Inventory and other	(272)	6,090	(5,035)	796
Accounts payable	1,299	(32,838)	(29,132)	14,615
Accrued liabilities and other	(26,632)	43,070	(125,907)	1,553
Net changes in working capital	41,817	(52,016)	41,354	2,539
Net cash provided from operating activities	$184,822	$174,943	$445,516	$545,515

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided from operating activities, as reported	$184,822	$174,943	$445,516	$545,515
Net changes in working capital	(41,817)	52,016	(41,354)	(2,539)
Exploration expense	7,721	7,128	15,444	14,094
Lawsuit settlements	1,190	1,155	1,896	1,332
Termination costs	2,180	—	2,180	(37)
Rig release penalty	1,436	—	1,436	—
Non-cash compensation adjustment	628	1,685	1,243	1,839
Cash flow from operations before changes in working capital – non-GAAP measure	$156,160	$236,927	$426,361	$560,204

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Basic:
Weighted average shares outstanding	251,242	249,324	250,784	248,952
Stock held by deferred compensation plan	(3,472)	(3,444)	(3,011)	(3,157)
Adjusted basic	247,770	245,880	247,773	245,795

Dilutive:
Weighted average shares outstanding	251,242	249,324	250,784	248,952
Dilutive stock options under treasury method	(2,806)	(3,444)	(1,742)	(3,157)
Adjusted dilutive	248,436	245,880	249,042	245,795

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	%	2019	2018	%
Natural gas, NGL and oil sales components:
Natural gas sales	$343,623	$360,351		$778,343	$791,924
NGL sales	167,027	224,703		364,840	427,230
Oil sales	52,929	76,336		92,050	138,865
Total oil and gas sales, as reported	$563,579	$661,390	-15%	$1,235,233	$1,358,019	-9%

Derivative fair value income (loss), as reported:	$195,245	$(103,290)		$133,514	$(117,299)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(20,396)	(18,113)		(19,524)	(50,621)
NGLs	(15,918)	20,144		(40,782)	35,412
Crude Oil	2,807	12,244		1,965	20,559
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$161,738	$(89,015)		$75,173	$(111,949)

Transportation, gathering, processing and compression components:
Natural gas	$185,353	$164,064		$374,435	$321,298
NGLs	115,866	105,846		229,439	193,240
Total transportation, gathering, processing and compression, as reported	$301,219	$269,910		$603,874	$514,538

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$364,019	$378,464		$797,867	$842,545
NGL sales	182,945	204,559		405,622	391,818
Oil sales	50,122	64,092		90,085	118,306
Total	$597,086	$647,115	-8%	$1,293,574	$1,352,669	-4%

Production of oil and gas during the periods (a):
Natural gas (mcf)	143,163,003	136,057,805	5%	283,684,666	271,011,900	5%
NGL (bbl)	9,847,268	9,483,910	4%	19,459,815	18,753,941	4%
Oil (bbl)	982,324	1,210,379	-19%	1,787,874	2,273,813	-21%
Gas equivalent (mcfe) (b)	208,140,555	200,223,539	4%	411,170,800	397,178,424	4%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,573,220	1,495,141	5%	1,567,319	1,497,303	5%
NGL (bbl)	108,212	104,219	4%	107,513	103,613	4%
Oil (bbl)	10,795	13,301	-19%	9,878	12,563	-21%
Gas equivalent (mcfe) (b)	2,287,259	2,200,259	4%	2,271,662	2,194,356	4%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$2.40	$2.65	-9%	$2.74	$2.92	-6%
NGL (bbl)	$16.96	$23.69	-28%	$18.75	$22.78	-18%
Oil (bbl)	$53.88	$63.07	-15%	$51.49	$61.07	-16%
Gas equivalent (mcfe) (b)	$2.71	$3.30	-18%	$3.00	$3.42	-12%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.54	$2.78	-9%	$2.81	$3.11	-10%
NGL (bbl)	$18.58	$21.57	-14%	$20.84	$20.89	0%
Oil (bbl)	$51.02	$52.95	-4%	$50.39	$52.03	-3%
Gas equivalent (mcfe) (b)	$2.87	$3.23	-11%	$3.15	$3.41	-8%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.25	$1.58	-21%	$1.49	$1.92	-22%
NGL (bbl)	$6.81	$10.41	-35%	$9.05	$10.59	-14%
Oil (bbl)	$51.02	$52.95	-4%	$50.39	$52.03	-3%
Gas equivalent (mcfe) (b)	$1.42	$1.88	-25%	$1.68	$2.11	-21%

Transportation, gathering and compression expense per mcfe	$1.45	$1.35	7%	$1.47	$1.30	13%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	%	2019	2018	%

Income (loss) from operations before income taxes, as reported	$155,284	$(108,354)	243%	$162,391	$(16,440)	1088%
Adjustment for certain special items:
Loss (gain) on sale of assets	(5,867)	(156)		(5,678)	(179)
Gain on ARO settlements	—	12		—	12
Change in fair value related to derivatives prior to settlement	(161,738)	89,015		(75,173)	111,949
Rig release penalty	1,436	—		1,436	—
Abandonment and impairment of unproved properties	12,770	54,922		25,429	66,695
Impairment of proved property	—	15,302		—	22,614
Lawsuit settlements	1,190	1,155		1,896	1,332
Termination costs	2,180	—		2,180	(37)
Termination costs – non-cash stock-based compensation	26	—		26	—
Brokered natural gas and marketing – non-cash stock-based compensation	553	313		1,001	598
Direct operating – non-cash stock-based compensation	549	539		1,140	1,130
Exploration expenses – non-cash stock-based compensation	388	371		876	1,122
General & administrative – non-cash stock-based compensation	9,500	8,814		19,138	32,725
Deferred compensation plan – non-cash adjustment	(11,142)	6,615		(7,561)	(782)

Income before income taxes, as adjusted	5,129	68,548	-93%	127,101	220,739	-42%

Income tax expense, as adjusted
Current	—	—		—	—
Deferred (a)	1,282	18,231		31,792	57,748
Net income excluding certain items, a non-GAAP measure	$3,847	$50,317	-92%	$95,309	$162,991	-42%

Non-GAAP income per common share
Basic	$0.02	$0.20	-90%	$0.38	$0.66	-42%
Diluted	$0.02	$0.20	-90%	$0.38	$0.66	-42%

Non-GAAP diluted shares outstanding, if dilutive	248,436	246,692		249,042	246,530

(a)  Deferred taxes are estimated to be approximately 25% for 2019 and 26% for 2018.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss), as reported	$115,185	$(79,836)	$116,604	$(30,598)
Adjustment for certain special items:
Gain on sale of assets	(5,867)	(156)	(5,678)	(179)
Loss (gain) on ARO settlements	—	12	—	12
Change in fair value related to derivatives prior to settlement	(161,738)	89,015	(75,173)	111,949
Impairment of proved property	—	15,302	—	22,614
Abandonment and impairment of unproved properties	12,770	54,922	25,429	66,695
Lawsuit settlements	1,190	1,155	1,896	1,332
Rig release penalty	1,436	—	1,436	—
Termination costs	2,180	—	2,180	(37)
Non-cash stock-based compensation	11,016	10,037	22,181	35,575
Deferred compensation plan	(11,142)	6,615	(7,561)	(782)
Tax impact	38,817	(46,749)	13,995	(43,590)

Net income excluding certain items, a non-GAAP measure	$3,847	$50,317	$95,309	$162,991

Net income (loss) per diluted share, as reported	$0.46	$(0.32)	$0.46	$(0.13)
Adjustment for certain special items per diluted share:
Gain on sale of assets	(0.02)	—	(0.02)	—
Loss (gain) on ARO settlements	—	0.00	—	0.00
Change in fair value related to derivatives prior to settlement	(0.65)	0.36	(0.30)	0.46
Impairment of proved property	—	0.06	—	0.09
Abandonment and impairment of unproved properties	0.05	0.22	0.10	0.27
Lawsuit settlements	0.00	0.00	0.01	0.01
Rig release penalty	0.00	—	0.00	—
Termination costs	0.01	—	0.01	—
Non-cash stock-based compensation	0.04	0.04	0.09	0.14
Deferred compensation plan	(0.04)	0.03	(0.03)	0.00
Adjustment for rounding differences	0.01	—	—	—
Tax impact	0.16	(0.19)	0.06	(0.18)

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.02	$0.20	$0.38	$0.66

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.02	$0.20	$0.38	$0.66
Diluted	$0.02	$0.20	$0.38	$0.66

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues
Natural gas, NGL and oil sales, as reported	$563,579	$661,390	$1,235,233	$1,358,019
Derivative fair value income (loss), as reported	195,245	(103,290)	133,514	(117,299)
Less non-cash fair value (gain) loss	(161,738)	89,015	(75,173)	111,949
Brokered natural gas and marketing and other, as reported	92,605	98,084	230,819	158,063
Less ARO settlement and other (gains) losses	(665)	(176)	(736)	(400)
Cash revenue applicable to production	689,026	745,023	1,523,657	1,510,332

Expenses
Direct operating, as reported	33,981	35,088	67,208	73,210
Less direct operating stock-based compensation	(549)	(539)	(1,140)	(1,130)
Transportation, gathering and compression, as reported	301,219	269,910	603,874	514,538
Production and ad valorem taxes, as reported	9,889	10,140	21,199	20,066
Brokered natural gas and marketing, as reported	101,117	102,747	233,422	158,341
Less brokered natural gas and marketing stock-based compensation	(553)	(313)	(1,001)	(598)
General and administrative, as reported	50,631	47,583	97,269	116,000
Less G&A stock-based compensation	(9,500)	(8,814)	(19,138)	(32,725)
Less lawsuit settlements	(1,190)	(1,155)	(1,896)	(1,332)
Less rig release penalty	(1,436)	—	(1,436)	—
Interest expense, as reported	51,727	53,862	103,264	106,247
Less amortization of deferred financing costs	(1,805)	(1,725)	(3,593)	(3,577)
Cash expenses	533,531	506,784	1,098,032	949,040

Cash margin, a non-GAAP measure	$155,495	$238,239	$425,625	$561,292

Mmcfe produced during period	208,141	200,223	411,171	397,178

Cash margin per mcfe	$0.75	$1.19	$1.04	$1.41

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Income (loss) before income taxes, as reported	$155,284	$(108,354)	$162,391	$(16,440)
Adjustments to reconcile income (loss) before income taxes to cash margin:
ARO settlements and other (gains) losses	(665)	(176)	(736)	(400)
Derivative fair value (income) loss	(195,245)	103,290	(133,514)	117,299
Net cash receipts on derivative settlements	33,507	(14,275)	58,341	(5,350)
Exploration expense	7,721	7,128	15,444	14,096
Lawsuit settlements	1,190	1,155	1,896	1,332
Rig release penalty	1,436	—	1,436	—
Termination costs	2,180	—	2,180	(37)
Deferred compensation plan	(11,142)	6,615	(7,561)	(782)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	11,016	10,037	22,181	35,575
Interest – amortization of deferred financing costs	1,805	1,725	3,593	3,577
Depletion, depreciation and amortization	141,505	161,026	280,223	323,292
Gain on sale of assets	(5,867)	(156)	(5,678)	(179)
Impairment of proved property and other assets	—	15,302	—	22,614
Abandonment and impairment of unproved properties	12,770	54,922	25,429	66,695
Cash margin, a non-GAAP measure	$155,495	$238,239	$425,625	$561,292

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF June 30, 2019 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

3Q 2019 Swaps	1,409,946 Mmbtu	$2.80
4Q 2019 Swaps	1,428,261 Mmbtu	$2.82

2020 Swaps	487,541 Mmbtu	$2.77

Oil

3Q 2019 Collars	1,000 bbls	$63 x 73
4Q 2019 Collars	1,000 bbls	$63 x 73

3Q 2019 Swaps	8,500 bbls	$55.82
4Q 2019 Swaps	9,000 bbls	$55.95

2020 Swaps	4,617 bbls	$60.48

C5 Natural Gasoline

3Q 2019 Swaps	5,500 bbls	$1.352/gallon
4Q 2019 Swaps	3,500 bbls	$1.367/gallon

(1)

Range also sold call swaptions of 20,000 Mmbtu/d for winter 2019/2020, 290,000 Mmbtu/d for calendar 2020, and 50,000 Mmbtu/d for calendar 2021 at average strike prices of $3.20, $2.80, and $2.75 per Mmbtu, respectively.

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS AND ADDITIONAL HEDGING DETAILS